EXHIBIT 99.1

Intelligent Systems Announces Fourth Quarter and Fiscal Year 2008 Results

NORCROSS, Ga., March 27, 2009 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three and twelve month periods ended December 31, 2008.

In the three month period ended December 31, 2008, the Company recorded net income of $98,000 ($0.02 per basic and diluted share) compared to a net loss of $387,000 ($0.09 per basic and diluted share) in the same period of 2007. Net income from continuing operations was $181,000 in the fourth quarter of 2008 compared to a net loss from continuing operations of $1,423,000 in the fourth quarter of 2007. Reported net income for the fourth quarter of 2008 includes a non-cash expense of $369,000 to fully write-down the carrying value of goodwill associated with a prior period acquisition.

In the twelve month period ended December 31, 2008, net loss was $823,000 ($0.18 per basic and diluted share) compared to a net loss of $2,424,000 ($0.54 per basic and diluted share) in the twelve month period in 2007. The reported results for the twelve month period of 2008 include a gain of $2,852,000 on the previously announced sale of the Company's VISaer business which was effective on April 16, 2008, as well as the goodwill write-down of $369,000 noted above. The three and twelve month results for 2007 include a gain on the sale of discontinued operations of $1,203,000 and $1,300,000, respectively, related to the sale of the Company's former QS Technologies' business.

The VISaer business has been classified as discontinued operations for all periods reported. Accordingly the reported results of continuing operations include only the financial results associated with the Company's continuing operations. Following the sale of VISaer, the Company has two core operating businesses: ChemFree Corporation and CoreCard Software, Inc.

Revenue from continuing operations in the three month period ended December 31, 2008 was $4,816,000, a twelve percent increase compared to the fourth quarter of 2007. Revenue for the twelve month period ended December 31, 2008 was $15,800,000, three percent higher than revenue recorded in fiscal 2007. The increase in revenue in both the three and twelve month periods in 2008 is attributable to more new software implementations and professional services delivered by our CoreCard subsidiary as compared to the respective periods in 2007. In both the three and twelve month periods ended December 31, 2008, our ChemFree subsidiary reported an increase in sales of consumable supplies as well as increased international and lease revenue, which were offset in part by a significant period-to-period decline in the number of parts washer machines sold in the domestic market. This anticipated decline in machine sales in 2008 reflects the roll-out of a national program by one of ChemFree's customers to its client base in the second half of 2007 which resulted in a sharp spike and record setting volume of machines sold last year. Revenue from sales of consumable supplies to the installed base of ChemFree's domestic and international customers continues to grow as a percentage of revenue.

According to J. Leland Strange, Chief Executive Officer of the Company, "Given the current financial and economic uncertainty across multiple industries, we have adjusted our near-term outlook and expenses to reflect a fairly steady level of operations. However, reported revenue and results of operations are likely to fluctuate from quarter-to-quarter in large part because revenue related to CoreCard's software licenses tends to vary significantly each quarter based on timing of customer implementations of its software and the GAAP rules governing software revenue recognition."

The Company will file its Form 10-K for the period ended December 31, 2008 with the Securities and Exchange Commission today. For additional information about the Company's reported results, investors will be able to access the Form 10-K on the Company's website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (NYSE Amex:INS) has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries are CoreCard Software, Inc. (www.corecard.com), (a software company) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                CONSOLIDATED STATEMENTS OF OPERATIONS
          (in thousands, except share and per share amounts)

                             Three Months Ended,
                                  Dec. 31,         Year Ended Dec. 31,
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                              2008        2007      2008        2007
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 Revenue
  Products                     $4,247     $4,212    $14,522    $14,527
  Services                        569         86      1,278        884
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   Total revenue                4,816      4,298     15,800     15,411
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 Cost of revenue
  Products                      1,764      2,507      7,346      7,746
  Services                        267        192        873        842
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   Total cost of revenue        2,031      2,699      8,219      8,588
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 Expenses
   Marketing                      497        869      2,655      2,711
   General & administrative       846      1,244      4,275      3,934
   Research & development         872        851      3,487      3,311
   Goodwill impairment loss       369         --        369         --
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 Income (loss) from
  operations                      201     (1,365)    (3,205)    (3,133)
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 Other income (expense)
   Interest income (expense),
    net                             1         11         (3)       164
   Investment income, net           7         --          7         81
   Equity in income (loss)
    of affiliate company          (37)       (60)        37        (13)
   Other income (expense),
    net                             8         (3)         6        (37)
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 Income (loss) continuing
  operations before income
  taxes                           180     (1,417)    (3,158)    (2,938)
 Income taxes                      (1)         6         28         10
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 Income (loss) from
  continuing operations           181     (1,423)    (3,186)    (2,948)
 Loss from discontinued
  operations                      (50)      (167)      (489)      (776)
 Gain (loss) on sale of
  discontinued operations         (33)     1,203      2,852      1,300
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 Net income (loss)                $98      $(387)     $(823)   $(2,424)
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 Net income (loss) per share:
  Basic                         $0.02     $(0.09)    $(0.18)    $(0.54)
  Diluted                       $0.02     $(0.09)    $(0.18)    $(0.54)
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 Basic weighted average
  shares outstanding        4,478,971  4,478,971  4,478,971  4,478,971
 Diluted weighted average
  shares outstanding        4,478,971  4,478,971  4,478,971  4,478,971
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                     CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                            December 31,  December 31,
                                                2008          2007
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 ASSETS
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 Current assets:
  Cash                                         $ 1,074       $   554
  Accounts receivable, net                       1,570         2,139
  Notes and interest receivable, current
   portion                                         353           540
  Inventories                                    1,051         1,424
  Other current assets                             280         2,217
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   Total current assets                          4,328         6,874
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 Long-term investments                           1,209         1,127
 Notes and interest receivable, net of
  current portion                                1,318           350
 Property and equipment, at cost less
  accumulated depreciation                       1,583         1,894
 Goodwill                                           --         2,047
 Other intangibles, net                            268           313
 Other assets, net                                  --            17
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 Total assets                                  $ 8,706       $12,622
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 LIABILITIES AND STOCKHOLDERS' EQUITY
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 Current liabilities:
  Short-term borrowings                        $   325       $   593
  Accounts payable                                 922         1,482
  Deferred revenue                                 983         2,527
  Accrued payroll                                  497         1,162
  Accrued expenses and other current
   liabilities                                     970         1,235
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   Total current liabilities                     3,697         6,999
 Long-term liabilities                             249            95
 Minority interest                               1,516         1,516
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 Stockholders' equity                            3,244         4,012
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 Total liabilities and stockholders' equity    $ 8,706       $12,622
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CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770/564-5504
          bherron@intelsys.com